Exhibit 99.1

June 1, 2015 10:00 UTC

Boot Barn Holdings, Inc. Announces Definitive Agreement to Acquire Sheplers, Inc.

Acquisition Expected to be Approximately 10% Accretive to Earnings Post Integration
Conference Call Scheduled for 8:30 a.m. Eastern Today

IRVINE, Calif.—(BUSINESS WIRE)— Boot Barn Holdings, Inc. (NYSE:BOOT) today announced it has entered into a definitive agreement to acquire Sheplers, Inc. (“Sheplers”), a 116-year old western lifestyle company with 25 retail locations across the United States and an industry-leading e-commerce business, for a purchase price of $147 million in cash. For the twelve months ended March 28, 2015, Sheplers had net sales of approximately $157 million, which included $66 million of e-commerce sales, and Adjusted EBITDA of $14.9 million (see reconciliation to Adjusted EBITDA).

The Sheplers acquisition represents a significant step forward for Boot Barn’s omni-channel strategy, growing Boot Barn’s e-commerce penetration from 4% to 15%, based on the twelve months ending March 28, 2015. The addition of Sheplers’ industry leading e-commerce platform provides opportunities to create a dual brand online offering, leverage Sheplers’ domestic and international customer traffic, and create operating efficiencies across the combined online businesses. By rebranding the Sheplers stores to the Boot Barn banner, consistent with the strategies of its prior two acquisitions, Boot Barn will enhance its store footprint by adding eight new retail markets and build its position in Texas and Colorado. The businesses are highly complementary, with a similar western lifestyle focus, customer base, and store experience, which will allow Boot Barn to extend key merchandise categories and brands across the chain and access a combined database of more than five million customers.

The acquisition is expected to generate $6 million to $8 million of annual synergies and be immediately accretive to earnings, excluding estimated one-time transaction and integration expenses of $14 million, and approximately 10% accretive post integration, which is expected to be completed in calendar year 2016. Sales synergies are expected from expanded assortments, enhanced marketing activities, including rollout of Boot Barn’s B Rewarded loyalty program, and transfer of digital best practices across the e-commerce businesses. Margin synergies are expected to be achieved through scale purchasing, increased private brands penetration, and vendor direct and container-load sourcing. Cost savings are expected from consolidation of select corporate functions and efficiencies in e-commerce distribution.

Jim Conroy, Chief Executive Officer of Boot Barn, stated, “The acquisition of Sheplers enhances Boot Barn’s position as the largest, fastest-growing western and work chain in the United States and creates the leading omni-channel business in the industry. We have great respect for Bob Myers and his management team and the focus they have had on building the retail and e-commerce businesses. Sheplers’ commitment to the industry and to superb customer service aligns well with Boot Barn’s philosophy of providing excellent customer service and offering a wide selection of merchandise. I would also like to acknowledge the ongoing efforts of the entire Boot Barn team as we continue to grow our business organically while looking forward to integrating the Sheplers business.”

Bob Myers, Chief Executive Officer of Sheplers, commented, “Our ability to grow the largest online business in the industry started with building upon our loyal customer base from our long-standing catalog format. Joining the Boot Barn family will allow Sheplers to provide value to a larger customer base through both in-store and online channels and provide more opportunities for many of our associates both in the field and in our corporate office.”

The transaction has been approved by Boards of Directors of both companies, as well as the required majority of Shepler’s stockholders, and is expected to close by the week of June 29, 2015, subject to customary closing conditions. The Company expects to finance the acquisition with third party debt.

Boot Barn has also issued a full detailed presentation relating to the acquisition of Sheplers, which can be viewed at http://investor.bootbarn.com.

Conference Call and Webcast

The Company will conduct a conference call in conjunction with today’s announcement. The teleconference begins at 8:30 a.m. ET (5:30 a.m. PT) today, June 1, 2015. Investors and analysts interested in participating in the call are invited to dial (877) 407-4018. The conference call will also be available to interested parties through a live webcast at www.bootbarn.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software. A telephone replay of the call will be available until June 15, 2015, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 13611345. Please note participants must enter the conference identification number in order to access the replay.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of more than 200 work and lifestyle brands. With the addition of Sheplers, Boot Barn will operate 200 stores in 29 states, in addition to an e-commerce channel, including both www.bootbarn.com and www.sheplers.com. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

About Sheplers

Sheplers was founded in 1899 in Wichita, Kansas under the name J.W. Gibson Harness Shop, which was later purchased by Harry L. Shepler and subsequently renamed Sheplers. The business developed into a major direct-to-consumer catalog business that grew for decades before adding stores in 1961 and launching e-commerce in 1999. With a 116 year history, Sheplers has a proven commitment to customer service and to providing a wide selection of footwear, apparel and accessories for the western lifestyle.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. You can identify forward-looking statements by the fact that they generally include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: the failure to consummate the Sheplers acquisition; declines in consumer spending or changes in consumer preferences and the Company’s ability to effectively execute on its growth strategy; to maintain and enhance its strong brand image; to compete effectively; to maintain good relationships with its key suppliers; and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Sheplers

Supplemental Information - Reconciliation of Net loss to Adjusted EBITDA

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

The Company has included in this press release Sheplers’ Adjusted EBITDA for the twelve months ended March 28, 2015. This is a non-GAAP financial measure and should not be construed in isolation or as an alternative to actual net income in accordance with generally accepted accounting principles in the United States, or GAAP, or as a better indicator of operating performance or as a measure of liquidity. This non-GAAP financial measure may not be comparable to similar non-GAAP financial measures presented by other companies. The Company’s management believes that this non-GAAP financial measures provides investors with transparency and helps illustrate Sheplers’ financial results by excluding items that may not be indicative of, or are unrelated to, its core operating results, thereby providing a better baseline for analyzing trends in the underlying business. See the table below for a reconciliation of Sheplers’ net loss under GAAP to Adjusted EBITDA.

(Unaudited)
SHEPLERS (in thousands)	12 months ended March 28, 2015
EBITDA Reconciliation:
Net loss	$(2,609)
Income tax benefit	(1,487)
Interest expense, net	9,153
Depreciation and intangible asset amortization	4,999
EBITDA	10,056
Store pre-opening and closing expenses(a)	1,166
Other unusual non-recurring expenses(b)	3,694
Adjusted EBITDA Reconciliation	$14,916

(a) Includes store pre-opening costs for new stores opened in the year ended March 28, 2015.

(b) Includes non-recurring legal and other professional fees, transaction and settlement costs.